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                                                                      EXHIBIT 22


                           SUBSIDIARIES OF THE COMPANY



                                                             STATE OR COUNTRY
         SUBSIDIARIES OF THE COMPANY:                        OF INCORPORATION
         ----------------------------                        ----------------
         Defense Systems Corporation                             Nevada
         HSI Properties, Inc.                                    Delaware